UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	36-3857664
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

8.034% Series A Cumulative Redeemable	The New York Stock Exchange
Perpetual Preferred Stock

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-159014
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Our Series A Preferred Stock” in the Registrant’s prospectus supplement, dated March 1, 2011, as filed with the U.S. Securities and Exchange Commission on March 2, 2011 pursuant to Rule 424(b)(7) of the Securities Act of 1933, as amended, and under “Description of Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.
Item 2. Exhibits.

Exhibit
No.	Description

3.1	Articles of Amendment and Restatement of Equity LifeStyle Properties, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-11718), filed by the Registrant on May 18, 2007

3.2*	Articles Supplementary designating Equity LifeStyle Properties, Inc.’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

3.3	Second Amended and Restated Bylaws of Equity LifeStyle Properties, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-11718), filed by the Registrant on August 8, 2007

4.1*	Form of stock certificate evidencing the 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
March 4, 2011	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Articles of Amendment and Restatement of Equity LifeStyle Properties, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-11718), filed by the Registrant on May 18, 2007

3.2*	Articles Supplementary designating Equity LifeStyle Properties, Inc.’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

3.3	Second Amended and Restated Bylaws of Equity LifeStyle Properties, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-11718), filed by the Registrant on August 8, 2007

4.1*	Form of stock certificate evidencing the 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

*	Filed herewith.